[LETTERHEAD OF HELMS MULLISS & WICKER, PLLC]

April 16, 2004

Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

             Re: Public Offering of up to an Aggregate of $10,000,000,000 of Bank of America
                   Corporation Medium-Term Notes, Series K

Ladies and Gentlemen:

        We have acted as counsel to Bank of America Corporation, a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-3, Registration No. 333-112708 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) the Debt Prospectus dated April 14, 2004 constituting a part thereof, as supplemented by the Prospectus Supplement dated April 15, 2004 (as so supplemented, the "Prospectus"), relating to the issuance and sale from time to time by the Corporation of up to an aggregate of $10,000,000,000 principal amount of its Senior Medium-Term Notes, Series K, and its Subordinated Medium-Term Notes, Series K (collectively referred to as the "Medium-Term Notes"). The Medium-Term Notes are to be issued, separately or together, and are to be sold from time to time as set forth in the Prospectus and any amendments or supplements thereto.

         As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Corporation and its subsidiaries, certificates of officers of the Corporation and its subsidiaries and of public officials and such other documents as we have deemed relevant or necessary as the basis for the opinions set forth below. In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photocopies thereof and the authenticity of the originals of such copies. We have also relied upon statements of fact contained in documents that we have examined in connection with our representation of the Corporation.

        Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Medium-Term Notes have been duly authorized and, when the terms of the Medium-Term Notes have been established and when the Medium-Term Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture dated January 1, 1995 between the Registrant (successor to NationsBank Corporation ("NationsBank")) and The Bank of New York (successor in interest to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001, or the Indenture dated January 1, 1995 between the Registrant (successor to NationsBank) and The Bank of New York, as trustee, as supplemented by a First Supplemental Indenture dated as of August 28, 1998, the Board Resolution (as defined in the respective Indentures) dated April 15, 2004, and the Distribution Agreement among the Corporation and the Agents named in Exhibit A thereto, against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Corporation subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

       We hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Medium-Term Notes and to the filing of a copy of this opinion as part of the Corporation's Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.

                                                                                Very truly yours,

                                                                                 /S/ HELMS MULLISS & WICKER, PLLC